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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PROJECTAVISION, INC.
                            (a Delaware corporation)


It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Projectavision, Inc.

      2. The certificate of incorporation of the Corporation is hereby amended by striking out Article One hereof and by substituting in lieu of said Article One the following new Article One:

          "First: The name of the Corporation is Vidikron Technologies Group, Inc."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted and stockholder consent has been obtained in accordance with the provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware.

      4. The effective time of the amendment herein certified shall be March 1, 1999

Signed on March 1, 1999



                                     ----------------------------------------
                                     Martin J. Holleran
                                     President and Chief Executive Officer